Execution Version

DEPOSIT ESCROW AGREEMENT

          This Deposit Escrow Agreement is entered into as of October 23, 2006, by and among Platinum Diversified Mining USA, Inc., a Delaware corporation (the “PDM USA”), NORD Resources Corporation (“NORD”) and American Stock Transfer & Trust Company (the “Escrow Agent”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

          WHEREAS, PDM USA, Platinum Diversified Mining, Inc., a Cayman Islands corporation (“PDM”) and NORD have entered into an Agreement and Plan of Merger dated as of October 23, 2006 (the “Merger Agreement”) by and among NORD, PDM, PDM USA and a subsidiary of PDM USA, pursuant to which such subsidiary will be merged (the “Merger”) into NORD which, as the surviving corporation (the “Surviving Corporation”), will become a wholly-owned subsidiary of PDM USA;

          WHEREAS, the Merger Agreement provides that a deposit of up to One Million Dollars (US$1,000,000) (the “Deposit Fund”) will be established to (i) provide NORD with Security in the event that the holders of PDM Shares do not approve the Merger and (ii) to the extent that the holders of PDM Shares do approve the Merger and the Merger closes, act as a down payment of the Final Net Merger Consideration under the Merger Agreement; and

          WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such Deposit Fund will be established and maintained.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.      Establishment of Deposit Fund. By virtue of the execution of the Merger Agreement, the parties have agreed to establish the Deposit Fund. The parties have further agreed that the Deposit Fund will be distributed as follows: (a) to NORD if the holders of PDM Shares do not approve the Merger, (b) to PDM if the holders of PDM Shares do approve the Merger but the NORD Stockholders do not approve the Merger and (c) into the Exchange Fund for distribution to the holders of Securities of NORD at the Effective Time.

          2.      Escrow and Indemnification.

                    (a)      Deposit Fund Amount. At the date hereof, PDM USA shall deposit with the Escrow Agent, by wire transfer, Five Hundred Thousand Dollars (US$500,000). The Escrow Agent hereby acknowledges receipt of such sum. On each of November 30, 2006 and December 27, 2006, PDM USA shall further deposit Two Hundred Fifty Thousand Dollars (US$250,000) on each such date with the Escrow Agent, by wire transfer. The amount actually deposited in the Deposit Fund on the occurrence of any of the events in Section 1 above shall be deemed to be the Deposit Fund. The Deposit Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Deposit Fund shall be invested in accordance with Section 4 of this Agreement. The Escrow Agent agrees to hold the Deposit Fund in an escrow account subject to the terms and conditions of this Agreement.

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                    (b)      Transferability. The respective interests of NORD and PDM USA in the Deposit Fund ultimately available for distribution shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall he given to the Escrow Agent and the other party, and no such assignment or transfer shall he valid until such notice is given.

          3.      Disbursement of Deposit Fund.

                    (a)      Disbursement by Escrow Agent. The Escrow Agent shall disburse the Deposit Fund only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both PDM USA and NORD and that instructs the Escrow Agent as to the disbursement of some or all of the Deposit Fund, as the case may be, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either PDM USA or NORD, that instructs the Escrow Agent as to the disbursement of some or all of the Deposit Fund, as the case maybe, or (iii) the provisions of Section 3(b) and Section 4(b). In addition, upon delivery of an officer’s certificate from PDM USA certifying that the holders of PDM shares have not approved the Merger, the Escrow Agent shall disburse the Deposit Fund to NORD. Further, upon delivery of (i) an officer’s certificate from PDM USA certifying that the holders of PDM shares have approved the Merger and (ii) an officer’s certificate from NORD certifying that the NORD Stockholders have not approved the Merger, the Escrow Agent shall disburse the Deposit Fund to PDM USA. Finally, upon delivery of a certified and filed copy of the Certificate of Merger at the Effective Time by either PDM USA or NORD, the Escrow Agent shall disburse the Deposit Fund to the Exchange Fund held by the Escrow Agent as the Paying Agent.

                    (b)      Early Disbursement of Deposit Fund. At any time after December 29, 2006, if either PDM USA or NORD has terminated the Merger Agreement pursuant to Section 7.2(c) of the Merger Agreement, NORD may deliver a notice to the Escrow Agent with a copy to PDM USA that the Merger Agreement has been terminated pursuant to such section of the Merger Agreement. Upon delivery of such notice, the Escrow Agent shall distribute to NORD all of the Deposit Fund then held in escrow.

                    (c)      Final Disbursement of Deposit Fund. At any time after February 15, 2007, if the Merger has not closed in accordance with the terms of the Agreement, PDM USA may deliver a notice to the Escrow Agent with a copy to NORD that the Merger Agreement has been terminated pursuant to Section 7.2(a) of the Merger Agreement. Upon delivery of such notice, the Escrow Agent shall distribute to PDM USA all of the Deposit Fund then held in escrow.

                    (d)      Method of Disbursement. Any distribution of all or a portion of the Deposit Fund to NORD or PDM USA pursuant to Sections 3(a), (b) and (c) shall be made by wire transfer, as applicable and shall be made ten (10) days after delivery of the proper notices or certificates set forth in Section 3(a), (b) and (c). Any distribution of all or a portion of the Deposit Fund to the Exchange Fund shall be made in accordance with Section 2.2 of the Merger Agreement.

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          4.      Investment of Deposit Fund.

                    (a)      Permitted Investments. Any monies held in the Deposit Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by PDM USA, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof; (ii) obligations (including certificates of deposit and bankers’ acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from PDM USA, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Deposit Fund. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

                    (b)      Escrow Income. All interest and other income earned from the investment of the Deposit Fund, after deduction of and remittance to PDM USA of the amount of any taxes payable by PDM USA with respect to such interest and other income (“Escrow Income Taxes”), shall be used to pay fees and expenses of the Escrow Agent described in Section 5 below. The parties agree that, for tax reporting purposes, all Escrow Income Taxes shall be taxable to PDM USA. PDM USA agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Deposit Fund is credited to the Deposit Fund. Five (5) days prior to any of the distributions set forth in Section 3(d), PDM USA shall submit to the Escrow Agent, with a copy to NORD, a notice specifying the Escrow Income Taxes so payable and showing in reasonable detail the calculation of the applicable Escrow Income Taxes, and Escrow Agent shall remit to PDM USA, out of the interest and other income earned on the Deposit Fund, the amount so specified, and PDM USA shall be responsible for paying such Escrow Income Taxes to the appropriate taxing authorities.

          5.      Fees and Expenses of Escrow Agent. The fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder shall be deducted first from the interest and other income on the Deposit Fund and second, if there are any remaining fees owed to the Escrow Agent after payment from the interest and other income, from the Deposit Fund. The Escrow Agent shall also be reimbursed for its reasonable expenses (including reasonable attorney’s fees and expenses) incurred in connection with the performance of its duties under this Agreement in the same manner as the fees owed to the Escrow Agent.

          6.      Limitation of Escrow Agent’s Liability.

                    (a)      Limitation on Liability. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other

Execution Version

agreement referred to herein. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                    (b)      Indemnification. PDM USA and NORD, jointly and severally, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

          7.      Covenants.

                    (a)      Vote of the holders of PDM Shares. Within two (2) business days of the EGM, PDM USA shall deliver an officer’s certificate to the Escrow Agent certifying the results of the vote on the Merger by the holders of PDM Shares.

                    (b)      Vote of the NORD Stockholders. Within two (2) business days of the NORD Stockholders Meeting, NORD shall deliver an officer’s certificate to the Escrow Agent certifying the results of the vote on the Merger by the NORD Stockholders.

          8.      Termination. This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Deposit Fund in accordance with this Agreement; provided that the provisions of Section 6 shall survive such termination.

          9.      Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days’ prior to the date when such resignation shall take effect. PDM USA may appoint a successor Escrow Agent without the consent of NORD so long as such successor is a United States branch of a United States bank with assets of at least $500,000,000, and may appoint any other successor Escrow Agent with the consent of NORD, which shall not be unreasonably withheld. If, within such notice period, PDM USA provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of the Deposit Fund, as the case may be, then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Deposit Fund to such designated successor. If no successor Escrow Agent is named as provided in this Section 9 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

          10.      General.

                    (a)      Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and

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supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

                    (b)      Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named heroin and their respective successors and permitted assigns.

                    (c)      Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                    (d)      Headings. The section headings contained in this Agreement arc inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                    (e)      Notices. All notices, instructions and other communications hereunder shall he in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to PDM USA:

Platinum Diversified Mining USA, Inc.
152 West 57th Street
54th Floor
New York, NY 10019
Attention: Corporate Secretary
Facsimile: (212) 581-0002

with a copy to:

Holland & Hart LLP
Attention: Kevin W. Johnson
555 Seventeenth Street
Suite 3200
Denver, CO 80202
Facsimile: (303) 295-8261

If to Nord:

NORD Resources Corporation
Attention: Ronald A. Hirsch
1 West Wetmore Road, Suite 203
Tucson, AZ 85705
Facsimile: (520) 292-0268

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with a copy to:

Lang Michener LLP
1500-1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7
Attention: Stephen D. Wortley
Facsimile: (604) 893-2378

If to the Escrow Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Facsimile: (718) 331-1852
Attention: Herbert J. Lemmer

Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to he delivered by giving the other parties notice in the manner set forth in this Section.

                    (f)      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

                    (g)      Amendments and Waivers. This Agreement may be amended only with the written consent of PDM USA, the Escrow Agent and NORD. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or hi-each of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                    (h)      Submission to Jurisdiction. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party agrees to accept service of any summons,

Execution Version

complaint or other initial pleading made in the manner provided for the giving of notices in Section 10(c), provided that nothing in this Section 10(h) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

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Execution Version

          IN WITNESS WHEREOF, the parties hereto have caused this Deposit Escrow Agreement to be duly executed on the day and year first above written.

Platinum Diversified Mining USA, Inc.

By: /s/ Bobby E. Cooper
Name: Bobby E. Cooper
Title: Chief Executive Officer

NORD Resources Corporation

By: /s/ Ronald A. Hirsch
Name: Ronald A. Hirsch
Title: Chairman

American Stock Transfer & Trust Company

By: /s/ H.J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President

[Deposit Escrow Signature Page]